Exhibit 19(b)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, and accompanies the report on Form N-CSR for the period ended June 30, 2024 (the “Report”), of the Puerto Rico Residents Tax-Free Fund VI, Inc. (the “Fund”).

Leslie Highley and William Rivera, of Puerto Rico Residents Tax-Free Fund VI, Inc., each certify that:

1. This Form N-CSR filing for the Fund fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Leslie Highley
Leslie Highley
President

By:	/s/ William Rivera
William Rivera
Treasurer

Date:	September 6, 2024